SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2010

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This 8-K/A is filed to amend the cover page to the initial Form 8-K dated September 20, 2010 (the “Initial Filing”) to check the box titled “Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)” so as to indicate that the Initial Filing was intended to serve as a dual-purpose filing under Section 13 and Rule 14a-12 of the Exchange Act, as reflected by the inclusion in such Initial Filing of disclosure intended to comply with Rule 14a-12(a)(1).  This 8-K/A is also filed to clarify the amount of the termination fee and correct a computation error that misstated the estimated amount of such fee.  This amendment does not otherwise modify or update any disclosures made in the Initial Filing or exhibits to the Initial Filing, which exhibits are incorporated herein by reference.

Item 1.01        Entry into a Material Definitive Agreement.

Nu Horizons Electronics Corp., a Delaware corporation (the “Company”), Arrow Electronics, Inc., a New York corporation (“Arrow”), and Neptune Acquisition Corporation, Inc., a Delaware corporation and direct wholly-owned subsidiary of Arrow (“Merger Sub”), have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of September 19, 2010. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Arrow.

As a result of the Merger, each outstanding share of the Company’s common stock, other than shares of common stock held directly or indirectly by Arrow or the Company (which will be cancelled as a result of the Merger), and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn, will be converted into the right to receive $7.00 in cash, without interest, less applicable withholding taxes.

The completion of the Merger is subject to certain conditions, including, among others, (1) approval of the principal terms of the Merger by the Company’s stockholders, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining antitrust approvals in certain other jurisdictions, (3) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Arrow and the Company, respectively, and compliance by Arrow and the Company with their respective obligations under the Merger Agreement, (4) the absence of any Material Adverse Effect (as defined in the Merger Agreement) and (5) the delivery of certain required consents.

Each of the Company, Arrow and Merger Sub has made representations and warranties in the Merger Agreement. The representations and warranties expire at the effective time of the Merger. The assertions embodied in the representations and warranties were made for the benefit of the other party to the Merger Agreement, and are intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In particular, the representations and warranties made by the parties in the Merger Agreement have been negotiated among them with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. The Company has agreed to various covenants and agreements in the Merger Agreement, including among other things (1) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (2) not to solicit alternate transactions.

Both the Company and Arrow have the right to terminate the Merger Agreement under certain circumstances. Under certain of those circumstances, the Company will be required to reimburse Arrow for its fees and expenses, up to $3.0 million, and in some cases pay Arrow a termination fee of 3% of the total consideration payable upon the consummation of the Merger (approximately $4,039,800) plus such expenses (less any reimbursement of fees and expenses already made).

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other financial information about Arrow, the Company or their respective subsidiaries and affiliates. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Arrow or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, none of the Company, Arrow or Merger Sub undertakes any obligation to publicly release any revisions to the representations and warranties, except as required under U.S. federal or other applicable securities laws.

In addition, each of the Company’s directors who is the beneficial owner of shares as of the date of the Merger Agreement has entered into a stockholder agreement with Arrow pursuant to which he will agree to vote all of his shares of the Company’s common stock in favor of the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement, and in favor of any action in furtherance of any of the foregoing.

Item 8.01       Other Events.

On September 20, 2010, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement for the stockholders of the Company, and each of the Company and Arrow may file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about the Company and Arrow at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents when they become available by directing a request by mail or telephone to Nu Horizons Electronics Corp., 70 Maxess Road, Melville, New York 11747, Attention: Corporate Secretary, (631) 396-5000. Information about the Company’s directors and executive officers and other persons who may be participants in the solicitation of proxies from the Company’s stockholders is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on June 14, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Merger will be included in the proxy statement that the Company intends to file with the SEC.

Cautionary Statement Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the completion of the merger and other future events. You should not place undue reliance on these statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Statements that include the words “will,” “would,” “intend,” “believe,” “may,” “should” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause future events or the Company’s actual results to differ materially from those indicated in these statements. The Company believes that these factors include, but are not limited to, the following:

•           the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement that could require the Company to reimburse Arrow up to $3.0 million for fees and expenses, and in some cases pay to Arrow a termination fee of 3% of the total merger consideration payable (approximately $4,039,800) plus such expenses (less any reimbursement of fees and expenses already made);

•           the outcome of any legal proceedings that may be instituted against the Company and others relating to the Merger Agreement;

•           the failure to obtain the Company stockholders’ approval or the failure to satisfy other conditions to completion of the Merger;

•           the inability to obtain any required regulatory approvals in a timely manner, if at all;

•           the failure to consummate the Merger for any other reason;

•           the effect of the announcement of the Merger on the Company’s business and customer relationships, operating results and business generally, including the Company’s ability to retain key employees; and

•           the amount of the costs, fees, expenses and charges the Company may incur related to the Merger.

The foregoing factors should not be construed as exhaustive and should be read together with the other risks and uncertainties identified under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended February 28, 2010.  If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. This document speaks only as of its date, and the Company does not undertake any obligation to update the statements contained herein.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated September 19, 2010 (incorporated by reference to the Form 8-K dated September 20, 2010)

99.1	Press release issued on September 20, 2010 (incorporated by reference to the Form 8-K dated September 20, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp. (Registrant)

Date: September 30, 2010	By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President and Chief Financial Officer